SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 30, 2003

INTUIT INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21180	77-0034661
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2535 Garcia Avenue Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 944-6000

Item 5: Other Events

Amendment and Restatement of Stockholder Rights Plan

On January 30, 2003, Intuit Inc. (the “Company”) amended and restated the Rights Agreement, dated as of May 1, 1998, as amended as of October 15, 1999 (the “Rights Agreement”), between the Company and American Stock Transfer and Trust Company, as Rights Agent.

The amendment of the Rights Agreement increases the Purchase Price under the Rights Agreement from $250 for each one one-thousandth of a share of Series B Preferred Stock, par value $0.01 per share, to $300 for each one-third of one one-thousandth (i.e., 1/3000th) of a Preferred Share. The Third Amended and Restated Rights Agreement, incorporated herein by reference as Exhibit 4.01, includes as Exhibit C a summary of the amended rights. All capitalized terms herein shall have the meanings ascribed to them in the Rights Agreement.

Three-Year Independent Director (“TIDE”) Review of Rights Agreement

In July 2002 the Company’s Board of Directors adopted a policy under which a committee consisting solely of independent directors of the Board will review the Rights Agreement at least once every three years to consider whether maintaining the Rights Agreement continues to be in the best interests of the Company and its stockholders.

Item 7: Financial Statements and Exhibits.

(c) Exhibits

4.01

Third Amended and Restated Rights Agreement, dated as of January 30, 2003, between the Company and American Stock Transfer and Trust Company, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series B Junior Participating Preferred Stock, as Exhibit A-1 the Certificate of Increase of Series B Junior Participating Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares is incorporated herein by reference to Exhibit 4.01 of the Company’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on February 18, 2003. The Right Certificates will not be distributed until after the Distribution Date (as such term is defined in the Rights Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2003.

INTUIT INC.

By: /s/ Robert B. Henske Robert B. Henske Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

4.01

Third Amended and Restated Rights Agreement, dated as of January 30, 2003, between the Company and American Stock Transfer and Trust Company, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series B Junior Participating Preferred Stock, as Exhibit A-1 the Certificate of Increase of Series B Junior Participating Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares is incorporated herein by reference to Exhibit 4.01 of the Company’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on February 18, 2003. The Right Certificates will not be distributed until after the Distribution Date (as such term is defined in the Rights Agreement).